Exhibit 4.1

Name of Subscriber
(Please Print or Type)
VISTA CREDIT STRATEGIC LENDING CORP.
SUBSCRIPTION AGREEMENT
THE SHARES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR OF ANY OTHER JURISDICTION. THE SHARES ARE BEING OFFERED AND SOLD (I) IN THE UNITED STATES TO "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT, AND (II) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S OR REGULATION D UNDER THE SECURITIES ACT AND OTHER SIMILAR EXEMPTIONS UNDER THE LAWS OF THE STATES AND JURISDICTIONS WHERE THE OFFERING WILL BE MADE. THERE IS CURRENTLY NO PUBLIC MARKET FOR THE SHARES AND THERE CAN BE NO ASSURANCE THAT SUCH MARKET WILL DEVELOP IN THE FUTURE. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THIS SUBSCRIPTION AGREEMENT AND UNLESS THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS THEREUNDER.
IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY (AS DEFINED BELOW) AND THE TERMS OF THE OFFERING OF THE SHARES, INCLUDING THE MERITS AND RISKS INVOLVED. SUBSCRIBERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
Reference is made to the Confidential Private Placement Memorandum dated [●], 2023 (as supplemented from time to time, the “Memorandum”), relating to the offering of shares of common stock, par value $0.01 per share (the “Shares”), of Vista Credit Strategic Lending Corp., a Maryland corporation (the “Company”), the Company’s Articles of Amendment and Restatement (as amended from time to time, the “Charter”), the Company’s bylaws (as amended from time to time, the “Bylaws”), the Investment Advisory Agreement (as amended from time to time, the “Advisory Agreement”) between the Company and Vista Credit BDC Management, L.P. (the “Adviser”), and the Administration Agreement (as amended from time to time, the “Administration Agreement”) between the Company and the Adviser (such Memorandum, Charter, Bylaws, Advisory Agreement and Administration Agreement are collectively referred to herein as the “Company Documents”).
1.    Agreement of Subscriber to Become a Stockholder of the Company. Subject to the terms and conditions hereof, including the acceptance of this subscription agreement (this “Subscription Agreement”) by the Company, and in reliance upon the representations, warranties and covenants of the respective parties contained herein, the undersigned subscriber (the “Subscriber”) (a) irrevocably offers to subscribe for and agrees to purchase Shares through periodic calls of all or a
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portion of the capital amounts of the Subscriber’s aggregated capital commitments (the “Capital Commitment”) for the total commitment amount indicated on the signature page of this Subscription Agreement (or such lesser amount that is accepted by the Company), which shall become contractually binding upon acceptance by the Company, in its sole discretion, (b) agrees to be bound by the terms and provisions of this Subscription Agreement and the Company Documents and (c) agrees to be admitted as a stockholder of the Company (“Stockholder”). The minimum Capital Commitment is $10,000,000, although lesser amounts may be accepted at the sole discretion of the Company. The Subscriber hereby agrees that, in the event it is permitted by the Company to make an additional Capital Commitment to purchase Shares on a date after its initial subscription has been accepted, the Subscriber shall be required to enter into an agreement covering such additional Capital Commitment. Prompt notice of the acceptance of a Subscriber’s Capital Commitment will be given to the Subscriber either by delivery of a copy of the applicable Acceptance Page signed by the Company or other notice of such execution. To the fullest extent not prohibited by law, if so accepted, this Subscription Agreement may not be canceled, terminated or revoked by the Subscriber, except and only to the extent expressly provided for by applicable law in certain jurisdictions outside the United States. Unless otherwise defined herein, capitalized terms used in this Subscription Agreement will have the meanings ascribed to such terms in the Company Documents.
2.    Closings. The closing of the Subscriber’s subscription for the Shares (the “Closing”) shall take place on the date that this Subscription Agreement is first accepted in whole or in part by the Company (such date being the date filled in by the Company on the signature page hereto).
3.    Subsequent Commitments. The Company may, in its sole discretion, permit one or more investors to make additional Capital Commitments (“Subsequent Commitments”) after accepting an initial Capital Commitment from such Subscriber. New investors that make a Subsequent Commitment, or existing Stockholders that increase their Capital Commitment prior to the time at which the Company’s share repurchase program commences (each, an “Additional Stockholder”) will be required to make subsequent purchases of Shares (each, a “Catch-up Purchase”) on a date (or dates) (each such date, the “Catch-up Date”) to be determined by the Company. The aggregate amount of the Catch-up Purchase (the “Catch-up Purchase Amount”) will be equal to an amount necessary to ensure that, upon payment of the Catch-up Purchase Amount, such Additional Stockholder will have contributed the same percentage of its Capital Commitment to the Company as all Stockholders whose subscriptions were previously accepted. Catch-up Purchases will be made at a per share price equal to the net asset value per Share as of the close of the last calendar quarter preceding the date of the Catch-up Purchase, subject to adjustments as set forth below and further adjusted to appropriately reflect such Additional Stockholder’s pro rata portion of the Company’s initial organizational expenses, if applicable.
4.    Drawdowns.
(a)    With respect to drawdowns by the Company, each Subscriber will be required to fund drawdowns to purchase Shares (a “Drawdown Purchase”) up to the amount of their respective Capital Commitment each time the Company delivers a notice (a “Drawdown Notice”). Drawdown Notices will specify (i) the amount of the Drawdown (the “Drawdown Amount”); (ii) the portion of the Drawdown Amount to be paid by such Subscriber; (iii) the estimated number of Shares to be purchased by such Subscriber; and (iv) the date (the “Drawdown Date”) on which such Drawdown Amount is due. On the Drawdown Date, if, in connection with a per share price adjustment
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described in paragraph 4(b) below, the number of Shares to be purchased by a Subscriber differs from the amount set forth in the Drawdown Notice, the Company will deliver to the Subscriber an additional notice setting forth the actual number of Shares to be purchased by such Subscriber. Drawdown Notices will be delivered to each Subscriber at least seven business days prior to the Drawdown Date. All purchases pursuant to a Drawdown Notice will generally be made pro rata, in accordance with the remaining Capital Commitments of all Subscriber. To accommodate the legal, tax, regulatory or fiscal concerns of certain prospective investors, the Company may determine to allow certain investors to fully fund their Capital Commitment at one point in time, in lieu of sequential drawdowns of the Capital Commitment as described in this Section 4. No Subscriber shall be required to invest more than the total amount of its Capital Commitment.
(b)    The initial price of Shares is $20.00 per share on the initial Drawdown Date. For each subsequent Drawdown Date, the price per share shall equal the Company’s net asset value per share as of the close of the last calendar quarter preceding the applicable Drawdown Date, subject to the Company’s Board of Directors or a committee thereof making a determination, no later than 48 hours (excluding Sundays and holidays) prior to the Drawdown Date or the Catch-up Date, as applicable, that the Company is not selling Shares at a price per Share that is below its then-current net asset value per Share.
(c)    Each Drawdown Amount shall be payable in U.S. Dollars and in immediately available funds. Payment of a Drawdown Amount shall be made on or prior to the applicable Drawdown Date and as promptly as possible after delivery of a Drawdown Notice. The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to its irrevocable and unconditional obligation to pay the Drawdown Amount, without any right of offset, reduction, counterclaim or defense.
(d)    Concurrent with any payment of all or a portion of the amount of a Drawdown Amount, the Company shall issue to the Subscriber a number of Shares equal to (i) the amount of such Drawdown Amount funded by the Subscriber on the applicable Drawdown Date divided by (ii) the price per Share as determined above. For the avoidance of doubt, the Company shall not issue Shares for any portion of the Subscriber’s Capital Commitment that has not been paid to the Company and used to purchase Shares pursuant to one or more Drawdown Notices (the “Undrawn Capital Commitment”).
(e)    The Company retains the right to exclude any Subscriber from purchasing Shares on any Drawdown Date if, in the Company’s reasonable discretion, there is a substantial likelihood that such Subscriber’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Subscriber, the Company, the Adviser, any other Subscriber or a portfolio company of the Company would be subject, (ii) subject the Company, the Adviser or any other Subscriber or a portfolio company to any material filing requirement or regulatory requirement or material tax or withholding requirement, (iii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) to be significant and the Company’s assets to be considered “plan assets” for purposes of ERISA or Section 4975 of the Code, or (iv) impair, delay or otherwise have an adverse impact on the Company’s ability to make or continue to hold an investment or require the Adviser to modify the terms of an investment in a manner materially adverse to the Company. Accordingly, the Subscriber
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acknowledges and agrees that the Company may, in its reasonable discretion, from time to time require Drawdown Purchases from other investors and not the Subscriber. Accordingly, Drawdown Notices may be issued to only certain investors and stockholders of the Company (including or excluding the Subscriber) from time to time and require a purchase of Shares by such investors in amounts determined by the Company in its reasonable discretion.
(f)    The Subscriber specifically agrees and consents that the Company may, at any time, without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, Transfer (as defined below) its right to draw down capital from the Subscriber pursuant to this Section 4, the Company’s right to receive the Drawdown Purchase (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided, that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to this Section 4.
(g)    In connection with any credit facility, the Subscriber, subject to the other terms of this Subscription Agreement, (i) acknowledges and confirms that (1) under the terms of and subject to the limitations and conditions set forth in this Subscription Agreement, such Subscriber is and shall remain obligated to fund its unfunded Capital Commitment required on account of capital calls duly made in accordance with the terms of this Subscription Agreement, without setoff, counterclaim or defense, including without limitation any defense of fraud or mistake, or any defense under any bankruptcy or insolvency law, including Section 365 of the U.S. Bankruptcy Code; provided that such agreement to fund, without defense, counterclaim or offset, shall not act as a waiver of any claim such Subscriber may have against any other Subscriber, the Company, the Adviser or a lender under any such credit facility (a “Lender”); (2) this Subscription Agreement constitute such Subscriber’s legal, valid and binding obligation, enforceable against such Subscriber in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and to general principles of equity; and (3) the Lender is extending credit to the Company in reliance on such Subscriber’s funding of its Capital Commitments as such Lender’s primary source of repayment; (ii) agrees that such Subscriber will honor capital calls made by a Lender, or any agent acting on behalf of such Lender (an “Agent”), in accordance with the terms of this Subscription Agreement; (iii) acknowledges and consents to the pledge of assets of the Company, including, without limitation, security (including an assignment by way of security) granted by the Company over all or a portion of the Company’s rights contained the Company Documents and this Subscription Agreement, the right to deliver written notices of a call for capital contributions and receive additional capital contributions and enforce all remedies against Subscribers that fail to fund their respective unfunded Capital Commitments in accordance with the terms of this Subscription Agreement; (iv) acknowledges and consents that for so long as any credit facility is in place, the Company may agree with the Lender not to amend, modify, supplement, cancel, reduce or suspend any of such Subscriber’s obligations to fund its Capital Commitment or other payment obligations under this Subscription Agreement or the Company Documents without the Lender’s prior written consent; (v) acknowledges and confirms that, for so long as the credit facility is in place, all payments made by such Subscriber under this Subscription Agreement will, if the Lender so directs, be made by wire transfer of immediately available funds to an account established by the Company which the Company may also pledge to any Lender for the benefit of the Lender to secure all obligations of the Company under the credit facility, including the payment obligations relating to loans made under the credit facility; and (vi) acknowledges and agrees that (1)
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any excuse right, exclusion right or other limitation with respect to any Drawdown Purchase shall not be applicable with respect to any capital call the purpose of which is to repay amounts due under the credit facility, regardless of whether the related capital call is issued by the Lender under the credit facility; and (2) in the event such Subscriber is entitled to Transfer its Shares or withdraw from the Company pursuant to any provision of this Subscription Agreement, prior to the effectiveness of such Transfer or withdrawal, as applicable, such Subscriber shall be obligated to fund such Drawdown Purchase as may be required under the terms of the credit facility as a result of such Transfer or withdrawal (but in no event in excess of such Subscriber’s unfunded Capital Commitment). For the avoidance of doubt, for all purposes under this Subscription Agreement, payments made by Subscribers directly to a Lender, Agent or account pursuant to written notice of a call for capital contribution issued in accordance with this Section 4(g) shall be treated as if such payments had been made directly to the Company by the Subscribers pursuant to a written notice of a call for capital contribution issued by the Company, and the Company shall make such adjustments as necessary or appropriate to effect such treatment.
5.    Remedies Upon Drawdown Purchase or Catch-up Purchase Default. In the event that the Subscriber (the “Defaulting Subscriber”) fails to make a Drawdown Purchase or Catch-up Purchase after receiving a Drawdown Notice or Catch-up Notice, as applicable, and such default remains uncured for a period of ten (10) days after the applicable Drawdown Date or Catch-up Date, then, in addition to all other legal remedies available to the Company, the Company shall be permitted to pursue one or any combination of the following remedies:
(a)    the Company may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Drawdown Date;
(b)    the Company may cause such Defaulting Subscriber to Transfer up to 100% of its Shares to a third party for a price that is less than the net asset value of such Shares; and/or
(c)    one-third of the Shares then held by the Defaulting Subscriber may be automatically forfeited and Transferred on the books of the Company to the other subscribers in the Company (other than any other Defaulting Subscribers) pro rata in accordance with their respective number of Shares held; provided, that no Shares shall be Transferred to any other subscribers of the Company pursuant to this Section 5(c) in the event that such Transfer would (i) violate the Securities Act, the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or such Transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any other subscriber from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been Transferred to one or more other subscribers of the Company pursuant to the previous proviso shall be allocated among the participating subscribers pro rata in accordance with their respective number of Shares held. The mechanism described in this Section 5(c) is intended to
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operate as a liquidated damage provision since the damage to the Company and the other subscribers of the Company resulting from a default by the Defaulting Subscriber is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Subscriber agrees to this Section 5(c) and acknowledges that the automatic Transfer of one-third of its Shares constitutes a reasonable liquidated damages remedy for any default of its obligations to fund a Drawdown Purchase or Catch-up Purchase.
The Company will be authorized to issue additional Drawdown Notices to non-Defaulting Subscribers to make up for any short fall caused by a Defaulting Subscriber’s failure to fund any Drawdown Notice, provided that no Subscriber will be obligated to fund more than its then unfunded Capital Commitment.
6.    Rejection; Reduction. The Subscriber acknowledges that the subscription for the Shares contained herein may be rejected by the Company, or the amount that the Subscriber desires to commit to the Company may be reduced, in either case in the Company’s sole discretion at any time prior to the Closing. If the Subscriber’s subscription is rejected, the Subscriber shall be relieved of all further obligations under this Subscription Agreement, provided that Section 13(a) and (l) shall survive and continue to be binding on the Subscriber and the Subscriber shall, at the request of the Company, return all Company Documents provided to the Subscriber or certify as to their destruction. If the amount the Subscriber desires to commit to the Company is not accepted in full by the Company, the Company may accept, in its sole discretion, all or any portion of such amount not accepted at one or more subsequent closings, in each case, as reflected on an additional Company signature page to this Subscription Agreement that is executed and promptly delivered to the Subscriber.
7.    Privately-Placed, Perpetual-Life Business Development Company. The Company intends to elect, or has elected, to be treated as a business development company (“BDC”) under the Investment Company Act. The Company intends to be a privately-placed, perpetual life BDC. As a privately-placed BDC, the Company’s Shares will not listed for trading on a stock exchange or other securities market. As a perpetual-life BDC, the Company will be an investment vehicle of indefinite duration that does not intend to complete a liquidity event within any specific time period, if at all, and whose Shares are intended to be sold by the Company at a price generally equal to the Company’s net asset value per Share as of the close of the last calendar quarter. Beginning no later than the first full calendar quarter after the earlier of (i) the date on which all Capital Commitments have been fully funded and (ii) the three-year anniversary of the Initial Drawdown, and at the sole discretion of the Company’s Board of Directors, the Company intends to commence a share repurchase program. Aside from the potential for limited liquidity offered by quarterly Share repurchases, Subscribers generally should not expect to be able to sell their Shares regardless of how well the Company performs. Subject to the receipt of appropriate Stockholder approvals, the Company may offer alternative liquidity options to its Stockholders.
8.    Distribution Reinvestment Plan. The Company has adopted an “opt out” distribution reinvestment plan that will provide for reinvestment of the Company’s distributions on behalf of Stockholders, unless a Stockholder elects to receive cash distributions. An option to opt out of the distribution reinvestment plan is included on the signature page hereto. If the Board of Directors authorizes, and the Company declares, a cash dividend or other distribution, then Stockholders who
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do not “opt out” of the Company’s distribution reinvestment plan, will have their cash distributions automatically reinvested in additional Shares, rather than receiving cash distributions. The Subscriber agrees and acknowledges that any dividends or other distributions received by it or reinvested by the Company on its behalf will have no effect on the determination of the amount of its Undrawn Capital Commitment.
9.    Limitations on Transfer. The Subscriber may not sell, assign, transfer or otherwise dispose of (a “Transfer”) its Capital Commitment without the prior written consent of the Company, which be granted or withheld in the sole discretion of the Company. Prior to a listing of the Shares on a national securities exchange, if any, Subscribers may not Transfer Shares unless the Transfer is made in compliance with applicable federal securities laws and the transfer restrictions set forth in Annex 1 hereto. The Subscriber further agrees that hedging transactions in the Shares may not be conducted except in compliance with the Securities Act.
10.    Investor Qualification Statement and Tax Forms. The Subscriber represents, warrants and agrees that all of the statements, answers, information and, as applicable, covenants in the Investor Qualification Statements that the Subscriber has completed (together with all similar and/or related statements (e.g., the Canadian Supplemental IQS or the EEA, UK and Swiss Supplemental IQS, if applicable) and/or agreements required to be completed with respect to the Subscriber’s Commitment (e.g., by certain direct or indirect owners or control persons or entities), the “Investor Qualification Statement”) and each Form W-9, Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8EXP, and/or Form W-8ECI (collectively, the “Tax Forms”), including any portion of the Investor Qualification Statement and/or Tax Forms that is submitted electronically and/or updated by or on behalf of the Subscriber after the Subscriber’s initial submission of this Subscription Agreement, are true and correct as of the date hereof, will be true and correct as of the date and/or dates of the acceptance of this subscription and, as of each such date, do not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading. The representations, warranties and covenants provided by the Subscriber in the Investor Qualification Statement are hereby incorporated by reference as if set out herein in full.
11.    Consent to Electronic Delivery of Form 1099. The Subscriber (a) consents to receive Forms 1099 in respect of the Shares electronically via email, the Internet, and/or another electronic reporting medium in lieu of paper copies and (b) agrees that, upon notification, will access the consent document at the Internet location then specified by the Company and follow the instructions contained therein.
12.    Representations, Warranties and Covenants of the Subscriber. In connection with the Subscriber’s agreement to subscribe for Shares, the Subscriber represents, warrants and covenants to the Company as of the date hereof and through and including each date that this Subscription Agreement is accepted in whole or in part by the Company as follows:
(a)    Authorization.
(i)    If the Subscriber is a natural person or if beneficial ownership of the Subscriber is held by an individual through a revocable grantor trust or an individual retirement account, the Subscriber or the Subscriber’s beneficial owner is at least twenty-one (21) years old and it is within the Subscriber’s
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right, power and capacity to complete, execute and submit this Subscription Agreement, the Tax Forms, the Investor Qualification Statement, the AML Questionnaire and all agreements contemplated hereby and thereby, to invest in the Company and to fund its Commitment as contemplated by, and in accordance with, this Subscription Agreement and the Company Documents. If the Subscriber lives in a community property state in the United States, either (A) the source of the Subscriber’s Capital Commitment will be the Subscriber’s separate property and the Subscriber will hold the Shares as separate property, or (B) the Subscriber alone has the authority to bind the community property of his or her marital estate with respect to this Subscription Agreement, the Tax Forms, the Investor Qualification Statement, the AML Questionnaire and all agreements contemplated hereby and thereby.
(ii)    If the Subscriber is a corporation, limited liability company, partnership, trust, retirement system or other entity, the Subscriber is duly organized, formed or incorporated, as the case may be, and the Subscriber is authorized, empowered and qualified to complete, execute and submit, as applicable, this Subscription Agreement, the Tax Forms, the Investor Qualification Statement, the AML Questionnaire and all agreements and documents contemplated hereby and thereby to invest in the Company and to fund its Capital Commitment as contemplated by, and in accordance with, this Subscription Agreement and the Company Documents. The individual completing, signing and submitting, as applicable, this Subscription Agreement, the Tax Forms, the Investor Qualification Statement, the AML Questionnaire and all agreements and documents contemplated hereby and thereby on the Subscriber’s behalf has been duly authorized to do so.
(b)    Execution; Binding Obligation. Each of this Subscription Agreement, the Investor Qualification Statement, the AML Questionnaire, the Tax Forms and all other documents or agreements executed or completed and delivered by the Subscriber in connection herewith (each, a “Subscription Document,” and collectively, the “Subscription Documents”) is a valid and binding agreement or instrument, as applicable, enforceable against the Subscriber in accordance with its terms. The Subscriber understands that, upon acceptance by the Company and except as explicitly provided for by law in certain jurisdictions outside the United States, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any of the powers conferred herein. The Subscriber represents and warrants that this Subscription Agreement (including all documents and forms incorporated by reference herein, including the power of attorney granted herein) has been executed by it in compliance with the laws of the state or jurisdiction in which this Subscription Agreement was executed and to which the Subscriber is subject. The Subscriber hereby covenants and agrees on behalf of itself and its successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements and to take such other actions as the Company may determine to be necessary or appropriate to effectuate and carry out the purposes of any Subscription Document.
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(c)    No Conflict. The execution and delivery of and/or adherence to, as applicable, the Subscription Documents by or on behalf of the Subscriber, the consummation of the transactions contemplated hereby and the performance of the Subscriber’s obligations under the Subscription Documents will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or any U.S. or non-U.S. permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Subscriber or the Subscriber’s business or properties.
(d)    BDC Election. The Subscriber understands that the Company intends to file, or has filed, an election to be treated as a BDC under the Investment Company Act and intends to elect, or has elected, to be treated as a “regulated investment company” within the meaning of Section 851 of the Code for U.S. federal income tax purposes. Pursuant to these elections, the Subscriber shall be required to furnish certain information to the Company as required under U.S. Treasury Regulation §1.852-6 and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, it understands that it shall be required to include additional information on its U.S. federal income tax return as provided in U.S. Treasury Regulation §1.852-7.
(e)    Offering Materials and Other Information. The Subscriber has a pre-existing and substantive personal or business relationship with the Adviser and/or any of its principals, agents or Affiliates. The Subscriber has received and read a copy of the Memorandum, this Subscription Agreement and a copy of all other Company Documents provided to the Subscriber before the Company’s initial acceptance of any of the Subscriber’s requested commitment amount (collectively, the “Offering Materials”), and the Subscriber has relied on nothing other than the Offering Materials in deciding whether to make an investment in the Company. In addition, the Subscriber acknowledges that the Subscriber has been given the opportunity to (i) ask questions and receive satisfactory answers concerning the terms and conditions of the offering, (ii) perform its own independent investigations and (iii) obtain additional information in order to evaluate the merits and risks of an investment in the Company and to verify the accuracy of the information contained in the Offering Materials. No statement, printed material or other information that is contrary to the information contained in the Offering Materials has been given or made by or on behalf of the Adviser and/or the Company to the Subscriber. The Subscriber has consulted to the extent deemed appropriate by the Subscriber with the Subscriber’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Shares, and believes that an investment in the Shares is suitable and appropriate for the Subscriber.
(f)    Final Form. The Subscriber understands that its investment in the Company will be subject to the terms and conditions of this Subscription Agreement and the other Company Documents in such final forms as shall be executed by the parties thereto
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and as the same may be amended from time to time in accordance with their respective terms. The Subscriber further understands and acknowledges that certain of the terms and conditions of the Company and the Shares originally set forth in the Company’s Confidential Summary of Principal Terms and Conditions (as supplemented from time to time, the “Term Sheet”), summaries of certain terms provided by the Company or the Adviser and/or earlier drafts of the Company Documents may have been modified (and such documents may not be updated to reflect such modifications) and, as modified, will be reflected in the final form of the Company Documents.
(g)    Securities Laws. The Subscriber first received the Company Documents and learned of the Company in the jurisdiction listed as the address of the Subscriber set forth on the Subscriber’s signature page hereto. If such jurisdiction is a state within the United States, the Subscriber intends that the state securities laws of such state alone shall govern this transaction. If the Subscriber is not a resident of the United States, the Subscriber represents that to the best of its knowledge, no filing or registration with or approval by the relevant governmental authorities or self-regulatory organizations in such jurisdiction is required in connection with the offer and sale of Shares to the Subscriber. The Subscriberis, with respect to the Company, one person within the meaning of Rule 12g5-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Subscriber shall have otherwise indicated in writing and submitted such to the Company along with this Subscription Agreement. The Subscriber’s form of holding Shares (and any other interest in the Company) is not used primarily to circumvent the provisions of Section 12(g) or Section 15(d) of the Exchange Act.
(h)    No Registration of Shares. The Subscriber understands that the Shares have not been, and will not be, registered under the Securities Act, or any state or non-U.S. securities laws, and are being offered and sold in reliance upon U.S. federal, state and applicable non-U.S. exemptions from registration requirements for transactions not involving a public offering. The Subscriber recognizes that reliance upon such exemptions is based in part upon the representations of the Subscriber contained in the Subscription Documents. The Subscriber represents and warrants that the Shares will be acquired by the Subscriber solely for the account of the Subscriber, for investment purposes only and not with a view to the distribution thereof. The Subscriber represents and warrants that the Subscriber is (i) a sophisticated investor with the knowledge and experience in business and financial matters to enable the Subscriber to evaluate the merits and risks of an investment in the Company, (ii) able to bear the economic risk and lack of liquidity of an investment in the Company and (iii) able to bear the risk of loss of its entire investment in the Company. The Subscriber’s Capital Commitment, together with the Subscriber’s other investments that are not readily marketable, is not disproportionate to the Subscriber’s net worth.
(i)    Purchaser Representative. If the Subscriber has utilized a purchaser representative, the Subscriber has previously given the Company notice in writing of such fact, specifying that such representative would be acting as the Subscriber’s “purchaser representative” as defined in Rule 501(i) of Regulation D under the Securities Act.
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(j)    Accredited Investor and U.S. Person Status. If the Subscriber is a “U.S. Person” (as that term is defined in Rule 902 promulgated under the Securities Act), one or more of the categories set forth in Exhibit A hereto correctly and in all respects describes the Subscriber, and, as to accredited investor status, the Subscriber or its authorized representative has so indicated by checking the box adjacent to a category on Exhibit A. If the Subscriber is not a “U.S. Person” under the Securities Act, the Subscriber represents, warrants and covenants that (A) the Subscriber is not subscribing for Shares for the account or benefit of any person that is a “U.S. Person” under the Securities Act, (B) the offer and sale of Shares to the Subscriber constitute an “Offshore Transaction,” as that term is defined in Rule 902 and/or has been made in conformity with Regulation D under the Securities Act and (C) the Subscriber will resell the Shares, in whole or in part, only (1) in accordance with the provisions of applicable non-U.S. securities laws and regulations, applicable state securities laws and regulations and the Company Documents and (2) in accordance with the provisions of Regulation S (Rules 901 through 905) promulgated under the Securities Act and the “Preliminary Notes” (as that term is defined in Regulation S), pursuant to a registration under the Securities Act or pursuant to another available exemption from registration under the Securities Act.
(k)    Rule 506(d) of Regulation D. The Subscriber1 has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Company’s use of the Rule 506 exemption.  The Subscriber will immediately notify the Company in writing if the Subscriber becomes subject to a Disqualifying Event at any date after the date hereof.  In the event that the Subscriber becomes subject to a Disqualifying Event at any date after the date hereof the Subscriber agrees and covenants to use its best efforts to coordinate with the Company to (i) provide documentation as reasonably requested by the Company related to any such Disqualifying Event and (ii) implement a remedy to address the Subscriber’s changed circumstances such that the changed circumstances will not affect in any way the Company’s ongoing and/or future reliance on the Rule 506 exemption under the Securities Act.  The Subscriber acknowledges that, at the discretion of the Company, such remedies may include the waiver of all or a portion of the Subscriber’s voting power in the Company and/or the Subscriber’s withdrawal from the Company through the transfer or sale of its Shares.  The Subscriber also acknowledges that the Company may periodically request assurance that the Subscriber has not become subject to a Disqualifying Event at any date after the date hereof, and the Subscriber further acknowledges and agrees that the Company shall understand and deem the failure by the Subscriber to respond in writing t
1     For the purposes of Section 12(k), references to the “Subscriber” shall include any Person whose interest in, or relationship to, the Subscriber is deemed to make such Person a beneficial owner of the Partnership’s voting securities under Exchange Act Rule 13d-3 and within the meaning of Rule 506(d). Under Rule 13d-3, a Person is a beneficial owner of a security if, for among other reasons, such Person directly or indirectly has or shares (a) the power to vote or to direct the voting of such security and/or (b) the power to dispose of or direct the disposition of such security.
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o such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 12(k).
(l)    Acknowledgement of Risks; Restrictions on Transfer. The Subscriber recognizes that: (i) an investment in the Company involves certain risks, (ii) the Shares will be subject to certain restrictions on transferability as described in this Subscription Agreement and the Company Documents, and (iii) as a result of the foregoing, the marketability of the Shares will be severely limited. The Subscriber agrees that it will not transfer, sell, assign, convey, pledge, encumber, mortgage, divide, hypothecate or otherwise dispose of all or any portion of the Shares directly or indirectly in any manner that would violate this Subscription Agreement or the Company Documents, the Securities Act or any U.S. federal or state or non-U.S. securities laws.
(m)    Additional Investment Risks. The Subscriber is aware that: (i) the Company has no financial or operating history, (ii) investment returns, if any, set forth in the Memorandum or in any supplemental letters or materials thereto, particularly with respect to certain other Vista funds, which have different investment focuses and strategies than the Company, are not necessarily comparable to or indicative of the returns, if any, that may be achieved on investments made by, or in, the Company, (iii) the Adviser will receive substantial compensation in connection with the management of the Company, and (iv) no U.S. federal, state or local or non-U.S. agency, governmental authority or other person has passed upon the Shares or made any finding or determination as to the fairness of this investment.
(n)    No Reliance; No Public Solicitation of Subscriber. The Subscriber has not relied on the Company, the Adviser, their affiliates, or their respective partners, members, stockholders, officers, directors or employees, as applicable, or any agent or representative of any of them (including their respective legal counsel) for investment advice with respect to an investment in the Company. The Subscriber is not relying upon any representation, warranty or agreement by the Company, the Adviser, their affiliates, or their respective partners, members, stockholders, officers, directors or employees, as applicable, or any agent or representative of any of them (including their respective legal counsel), written or otherwise, in determining to invest in the Company. The Subscriber confirms that it is not subscribing for any Shares as a result of any form of general solicitation or general advertising, including (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
(o)    Benefit Plan Investor Status of Subscriber. The Subscriber represents and warrants that, except as disclosed by the Subscriber to the Company in the Investor Qualification Statement, the Subscriber is not (i) an “employee benefit plan” that is subject to Title I of ERISA, (ii) an individual retirement account or annuity or other “plan” that is subject to Code §4975, or (iii) a fund of funds, an insurance company separate account or an insurance company general account or another entity or account (such as a group trust), in each case whose underlying assets are deemed
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under the U.S. Department of Labor regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) or 29 C.F.R. § 2550.401c-1, to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Code §4975 (each of clause (i) through (iii), a “Benefit Plan Investor”). If the Subscriber has indicated in the Investor Qualification Statement that it is not a Benefit Plan Investor, it represents, warrants and covenants that it shall not become a Benefit Plan Investor for so long as it holds any Shares. If the Subscriber is (x) a Benefit Plan Investor or (y) a governmental plan or other retirement arrangement (collectively with Benefit Plan Investors, “Plans”), the Subscriber makes the following representations, warranties and covenants:
(A)    The Plan’s decision to invest in the Company was made on an arms’-length basis by duly authorized fiduciaries in accordance with the Plan’s governing documents, which fiduciaries (each, a “Plan Fiduciary”) (I) are independent of the Company, the Adviser, and their respective affiliates, (II) are capable of evaluating investment risks and exercising independent judgment with regard to the Plan’s prospective investment in the Company and (III) are fiduciaries under ERISA and/or the Code or any other U.S. federal, state or local or non-U.S. law substantially similar to ERISA or Code §4975 (“Similar Law”), as applicable, with respect to the decision to invest in the Company.
(B)    None of the Company, the Adviser, or any of their respective affiliates has undertaken to provide any advice, or recommendation to any Plan Fiduciary, including in a fiduciary capacity, and no such advice nor any such recommendation was relied upon by any Plan Fiduciaries in deciding to invest in the Company. Such Plan Fiduciaries have considered any fiduciary duties or other obligations arising under ERISA, Code §4975 and any other Similar Law, including any regulations, rules and procedures issued thereunder and related judicial interpretations, in determining to invest in the Company, and such Plan Fiduciaries have independently determined that an investment in the Company is consistent with such fiduciary duties and other obligations.
(C)    No discretionary authority or control was exercised by the Company, the Adviser, or any of their respective affiliates in connection with the Plan’s investment in the Company. No investment advice was provided to the Plan or the Plan Fiduciary by the Company, the Adviser, or their respective affiliates, including any advice based upon the Plan’s investment policies or strategies, overall portfolio composition or diversification with respect to its investment in the Company.
(D)    The Subscriber acknowledges and agrees that the Company does not intend to hold plan assets of the Plan and that none of the Company,
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the Adviser, or any of their respective affiliates will act as a fiduciary to the Plan under ERISA, the Code or any Similar Law with respect to the Subscriber’s purchase or retention of Shares in the Company or the management or operation of the Company.
(E)    Assuming the assets of the Company are not “plan assets” within the meaning of Section 3(42) of ERISA, the Subscriber’s acquisition and holding of Shares will not constitute or result in a non-exempt “prohibited transaction” under ERISA or Code §4975 or a violation of any Similar Law.
(F)    The information provided in Exhibit C of the Investor Qualification Statement is true and accurate as of the date hereof; such information will remain true and accurate for so long as the Subscriber holds Shares in the Company; and the Subscriber agrees to notify the Company immediately if it has any reason to believe that it is or may be in breach of the foregoing representation and covenant.
(p)    FOIA Subscribers. If the Subscriber is subject to the Freedom of Information Act, as amended (a “FOIA Subscriber”), the Subscriber has so indicated by checking the appropriate box on the signature page hereto. The Subscriber agrees that it shall promptly notify the Company if it becomes a FOIA Subscriber at any time subsequent to the date hereof. “FOIA Subscriber” shall mean any Subscriber that is: (i) an entity that is directly or indirectly subject to either Section 552(a) of Title 5, United States Code (commonly known as the “Freedom of Information Act”) or any similar U.S. or non-U.S. federal, state, county or municipal public disclosure law; (ii) an entity that is subject, by regulation, contract or otherwise, to disclose Company information to a U.S. or non-U.S. trading exchange or other market where interests in such entity are sold or traded; (iii) a pension fund or retirement system for a U.S. or non-U.S. government entity; (iv) an entity who, by virtue of such person's (or any of its affiliate's) current or proposed involvement in government office, is required to or will likely be required to disclose Company information to a U.S. or non-U.S. governmental body, agency or committee (including any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and/or any rules and regulations of any executive, legislative or judiciary organization); (v) an agent, nominee, fiduciary, custodian or trustee for any person described in clauses (i) through (iv) above or (vi) below where Company information provided to or disclosed to such agent, nominee, fiduciary, custodian or trustee could at any time become available to such person described in clauses (i) through (iv) above or (vi) below; or (vi) an investor that is itself an investment fund or other entity that has any entity described in clauses (i) through (iv) above as a partner, member or other beneficial owner where Company information provided to or disclosed to such Subscriber could at any time become available to such partner, member or other beneficial owner.
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(q)    BHC Subscriber. If the Subscriber is BHC Subscriber (as defined below), the Subscriber has so indicated by checking the appropriate box on the signature page hereto. A “BHC Subscriber” is defined as a Subscriber that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.
(r)    Nominees and Custodians; Trustees; Non-U.S. Entities. If the undersigned is acting as a nominee or custodian for another person, entity, organization or governmental agency in connection with the purchase and holding of the Shares, the undersigned has so indicated on the signature page hereto. The representations and warranties contained in this Subscription Documents and any other documents provided to the Company in connection with the Subscriber’s investment in the Company regarding the “Subscriber” are true and accurate with regard to the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian. Without limiting the generality of the foregoing, the representations and warranties regarding the status of the Subscriber in the Exhibits hereto are true with respect to, and accurately describe, the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian and the undersigned nominee or custodian has the full power and authority to make such representations on behalf of and execute binding agreements enforceable against such person, entity, organization or governmental agency. The person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian will not Transfer, withdraw and redeem or otherwise dispose of or distribute any part of its economic or beneficial interest in (or any other rights with respect to) the Shares without complying with applicable securities laws and all of the applicable provisions of the Company Documents as if such person, entity, organization or governmental agency were a direct stockholder of the Company and were transferring directly Shares. If the undersigned is acting as nominee or custodian for another person, entity, organization or governmental agency, the undersigned agrees to provide such other information as the Company may reasonably request regarding the undersigned and the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian in order to determine the eligibility of the Subscriber to purchase the Shares and the identity of the person for which the undersigned is acting as a nominee or custodian. If the undersigned is a trustee of a trust, all of the representations and warranties contained in the Subscription Documents and any other documents provided to the Company or the Adviser in connection with the Subscriber’s investment in the Company are true with respect to such trust, such trustee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and the representations in Section 12(a) and (c) with respect to the power and authority of, and lack of conflicts with, the governing documents of and other applicable agreements and laws binding upon the Subscriber, are made both by the
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Subscriber and such trustee, this Subscription Agreement has been duly executed on behalf of the Subscriber by such trustee, is binding against such trustee in such capacity and such trustee has obtained all necessary consents. If the undersigned is a non-U.S. entity without separate legal personality under the laws of the jurisdiction of its formation (such as a Cayman Islands exempted limited partnership or a limited partnership formed under the laws of Guernsey, Jersey or England and Wales), the representations and warranties regarding the “Subscriber” in Section 12 and any other documents provided to the Adviser or the Company in connection with the Subscriber’s investment in the Company are made on behalf of and regarding such non-U.S. entity by the person or entity (such as its general partner) that has the power and authority to act on behalf of or in trust of such non-U.S. entity and the representations in Section 12(a) and (c) with respect to the power and authority of, and lack of conflicts with, the governing documents of and other applicable agreements and laws binding upon the Subscriber, are made by such applicable person or entity that has the power and authority to act on behalf of or in trust of such non-U.S. entity, both on behalf of itself and on behalf of and regarding such non-U.S. entity, this Subscription Agreement has been duly executed on behalf of such non-U.S. entity by such person or entity, is binding against such person or entity in such capacity and such person or entity has obtained all necessary consents.
(s)    Anti-Money Laundering, Economic Sanctions, Anti-Bribery and Anti-Boycott Matters.
(i)    The Subscriber acknowledges that the Company seeks to comply with all applicable anti-money laundering, economic sanctions, anti-bribery and anti-boycott laws and regulations. In furtherance of these efforts, the Subscriber represents, warrants and agrees that: (A) none of the Subscriber, its affiliates, its beneficial owners/controllers or authorized persons (such Persons, other than the Subscriber, “Related Persons”) are or have been the target of economic or financial sanctions imposed, administered, or enforced by the U.S. federal government, including the U.S. Department of the Treasury Office of Foreign Assets Control, U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or the United Kingdom (collectively, “Sanctions,” and any person that is either the subject of such Sanctions or directly or indirectly 50% or more owned or controlled by one or more persons that are the subject of such Sanctions, a “Sanctioned Person”), (B) no capital commitment, contribution or payment to the Company by the Subscriber and no distribution to the Subscriber shall cause the Company or the Adviser to be in violation of any applicable U.S. federal or state or non-U.S. laws or regulations, including anti-money laundering, Sanctions, anti-bribery or anti-boycott laws or regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the various statutes, regulations and Executive Orders administered by OFAC and the U.S. Foreign Corrupt Practices Act, (C) all capital contributions or payments to the Company by the Subscriber will be made through an account located in a jurisdiction that does not appear
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on the list of boycotting countries published by the U.S. Department of Treasury pursuant to Code §999(a)(3), as in effect at the time of such contribution or payment, (D) neither the Subscriber nor any Related Persons are or have engaged, or will engage, or are owned or controlled by any party that is or has engaged, or will engage, in activities that could result in being designated a Sanctioned Person or on any list of restricted parties maintained by the U.S. federal government and (E) the Subscriber otherwise will not engage in any business or other activities that could cause the Company to be in violation of applicable anti-money laundering, anti-terrorist financing, Sanctions, anti-bribery or anti-boycott laws or regulations. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Company Documents, any side letter or any other agreement, to the extent required by or deemed advisable by the Company under any anti-money laundering, Sanctions, anti-bribery or anti-boycott law or regulation, the Company and the Adviser may freeze the Subscriber’s interest, prohibit additional capital contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Shares, and the Subscriber shall have no claim, and shall not pursue any claim, against the Company, the Adviser or any other Person in connection therewith.
(ii)    The Subscriber represents and warrants that none of the Subscriber, or to the best of its knowledge after due and reasonable inquiry, any Related Person or any person for whom the Subscriber is acting as agent or nominee in connection with this subscription is a senior political figure,2 or any immediate family member3 or close associate4 of a senior political figure (any such person, a “Politically Exposed Person”). The Subscriber represents and warrants that to the extent the Subscriber has any beneficial owners, it has carried out thorough due diligence to establish the identities of such beneficial owners. The Subscriber reasonably believes upon due inquiry that no such beneficial owner is or has been a Sanctioned Person, and that no funds contributed to the Company or otherwise transferred or conveyed pursuant to this Subscription Agreement
2     A “senior political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of the U.S. government (whether elected or not), a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major U.S. or non-U.S. political party or a current or former senior executive of a U.S. or non-U.S. government-owned commercial enterprise or a current or former senior official in a non-U.S. international organization. For purposes of this definition, (i) a “senior official” or “senior executive” means an individual with substantial authority over policy, operations or the use of government-owned resources and (ii) a “senior political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior political figure as described above.
3     An “immediate family member” of a senior political figure means spouses, parents, siblings, children or a spouse’s parents and siblings.
4     A “close associate” of a senior political figure means a person who is widely and publicly known (or is actually known) to be a close associate of a senior political figure, or any natural person who is known to hold the ownership or control of a legal instrument or person jointly with a senior political figure, or who maintains some other kind of close business or personal relationship with a senior political figure, or who holds the ownership or control of a legal instrument or person which is known to have been established to the benefit of a senior political figure.
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are derived directly or indirectly from a Sanctioned Person. The Subscriber represents, warrants and agrees that it holds the evidence of identities of all beneficial owners and will maintain all such evidence for at least five (5) years from the date of a complete withdrawal from the Company.
(iii)    If the Subscriber is a non-U.S. banking institution (a “Non-U.S. Bank”) or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Non-U.S. Bank, the Subscriber represents and warrants to the Company and Adviser that such Non-U.S. Bank:
(A)    has a fixed address, other than solely an electronic address, in a country in which the Non-U.S. Bank is authorized to conduct banking activities;
(B)    employs one or more individuals on a full-time basis;
(C)    maintains operating records related to its banking activities;
(D)    is subject to inspection by the banking authority that licensed the Non-U.S. Bank to conduct banking activities; and
(E)    does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a regulated affiliate.
(t)    Privacy Notices.
(i)    If the Subscriber is a natural person (or an entity that is an “alter ego” of a natural person (e.g., a revocable grantor trust, an individual retirement account, such as a 401(k)/IRA Investor or an estate planning vehicle)), the Subscriber acknowledges the receipt, and reading, of the notice, attached hereto, regarding privacy of financial information under Regulation S-P, 17 C.F.R. 248.1-248.30 (“Regulation S-P”), adopted by the Securities and Exchange Commission and agrees that the Shares are a financial product that the Subscriber has requested and authorized. In accordance with Section 14 of Regulation S-P, the Subscriber acknowledges and agrees that the Company may disclose non-public personal information of the Subscriber to the other investors, as well as to the Company’s accountants, attorneys and other service providers as necessary to effect, administer and enforce the Company’s and the investors’ rights and obligations.
(ii)    If the California Consumer Privacy Act of 2018, as amended, applies to the collection and sharing of personal information of the Subscriber or its partners, officers, directors, employees, shareholders, members, managers, ultimate beneficial owners, or affiliates by the Company and/or its affiliates,
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the Subscriber acknowledges that it has read and understood the Privacy Notice Supplement for California Resident
(u)    EU-UK Data Protection Legislation. The Subscriber acknowledges that it has read and understood the European Union and United Kingdom Privacy Notice attached hereto as Part B to “Privacy Notices” (the “EU-UK Privacy Notice”), the contents of which shall be deemed to be incorporated herein by reference in its entirety. In particular, if personal data is provided by anyone other than a natural person (e.g., a partnership, trust, corporation or other entity), the Subscriber hereby undertakes, represents and warrants that:
(i)    all such personal data has been collected, processed and transferred in accordance with EU-UK Data Protection Legislation (as defined in the EU-UK Privacy Notice);
(ii)    such personal data is and will be adequate, relevant, limited to what is necessary for the purposes described in the EU-UK Privacy Notice, and is accurate and up-to-date; and
(iii)    the data subjects of such personal data have been made aware of the purposes for, and manner in, which such personal data will be processed (as set out in the EU-UK Privacy Notice) and, where required by EU-UK Data Protection Legislation, have consented in writing to such processing, including the transfer of personal data to Non-Equivalent Countries (as defined in the EU-UK Privacy Notice).
(v)    Confidentiality. The Subscriber acknowledges that the Memorandum, the Company Documents and other information relating to the Company (collectively, the “Confidential Information”) have been submitted to the Subscriber on a confidential basis for use solely in connection with the Subscriber’s consideration of the purchase of Shares. The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (a) reproduce the Confidential Information, in whole or in part, or (b) disclose the Confidential Information to any person, except to the extent (i) such information is in the public domain (other than as a result of any action or omission of the Subscriber or any person to whom the Subscriber has disclosed such information) or (ii) such information is required by applicable law or regulation to be disclosed, in which case the Subscriber shall first notify the Company of such requirement (unless such notification is prohibited by law) so that the Company may pursue a protective order or other appropriate remedy or waive compliance with the terms of this Section 12(v), and if a protective order or other appropriate remedy is not obtained, or if the Company waives compliance with the terms of this Section 12(v), then the Subscriber shall disclose only that portion of such information that the Subscriber is advised by counsel is legally required to be disclosure and shall use its commercially reasonable efforts to protect the confidentiality of such information disclosed, including by requesting that confidential treatment be accorded such information. The Subscriber further agrees to return the Memorandum, the Company
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Documents and any other information relating to the Company upon the Company’s request therefor. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 12(v) by the Subscriber and that, in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.
The Subscriber hereby represents and warrants that, except as previously disclosed to the Company in writing, (A) it is not subject to any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree requiring it to disclose any information or materials (whether or not confidential information) relating to the Company and (B) it is not required by any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree or any agreement or contract to obtain any consent or approval prior to agreeing to be bound by the provisions of this Section 12(v). The Subscriber hereby represents and warrants that except as previously disclosed in writing to the Company, it has taken all actions and obtained all consents necessary to enable it to comply with the provisions of this Section 12(v). The Subscriber hereby agrees that it will not use any Confidential Information it receives for any purpose other than monitoring and evaluating its investment in the Company. Any information provided to a Person at the direction or request of the Subscriber shall be treated for purposes, in this Subscription Agreement, and in the Company Documents, as instead having been provided to such Person by the Subscriber, and such deemed disclosure by the Subscriber shall be subject to all of the limitations and other provisions in this Subscription Agreement and in the Company Documents relating to confidential information.
Notwithstanding the forgoing, the Company consents to the Subscriber sharing any Confidential Information at the Subscriber’s discretion (without prior notice to the Company or any other person) to trustees, directors, officers, employees, auditors, agents, attorneys, financial advisors and other professional advisors, potential or actual investors, or members of the Investment Committee of the Subscriber or any affiliates of the Subscriber provided that, in each case, Subscriber will use its commercially reasonable efforts to preserve the confidentiality of the information disclosed and any such recipients are and shall be required to maintain the confidentiality of the information to a substantially similar extent as the Subscriber. The Subscriber shall be responsible for the failure of any such recipient to so comply.
(w)    FINRA Matters and New Issues. The Subscriber agrees to promptly provide to the Company information regarding the Subscriber’s associations and affiliates as the Company may request from time to time in connection with matters related with the rules and regulations of the Financial Industry Regulatory Authority.
(x)    Additional Representations for Non-U.S. Subscribers. If the Subscriber is (i) not a U.S. Person, (ii) an EEA Subscriber (as defined in Appendix I to this Subscription Agreement), (iii) a UK Subscriber (as defined in Appendix I to this Subscription Agreement) or (iv) a Swiss Subscriber (as defined in Appendix I to this Subscription
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Agreement) the Subscriber hereby makes those additional representations applicable to residents of the Subscriber’s country of residence as specified in Appendix I to this Subscription Agreement. Any such Subscriber understands that it is such Subscriber’s responsibility to satisfy itself as to the full observance of the law of any relevant territory outside the United States in connection with the offer and sale of the Shares, including obtaining any required governmental or other consent and observing any applicable formalities.
(y)    Investment Company Act Representations. The Subscriber, except as otherwise indicated in the signature page to this Subscription Agreement:
(i)    is not registered or required to be registered as an “investment company” under the Investment Company Act;
(ii)    has not elected to be regulated as a BDC under the Investment Company Act; and
(iii)    either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.
(z)    FATCA and other Automatic Exchange of Information Regimes.
(i)    The Subscriber covenants and agrees to provide promptly, and update periodically, at any times requested by the Company and following any change that may cause information set forth in this Section 12(z) to become untrue or misleading in any material respect, all information, documentation, certifications and forms (including Tax Forms), and verifications thereof that the Company deems necessary to comply with (A) any requirement imposed by Code §§1471–1474, and any U.S. Department of Treasury Regulations, forms, instructions or other guidance issued pursuant thereto (commonly referred to as “FATCA”), any similar legislation, regulations or guidance enacted or promulgated by any jurisdiction or international organization which seeks to implement similar automatic exchange of information, tax reporting and/or withholding tax regimes (including the OECD Common Reporting Standard), (B) any intergovernmental agreement between any jurisdictions concerning the collection and sharing of information, and (C) any current or future legislation, regulations or guidance promulgated by or between any jurisdictions or international organizations giving rise to or effect to any item described in clause (A) or (B) (collectively, all of the authorities described in clauses (A), (B) and (C) are referred to herein as “AEOI Regimes”), including information, documentation, certifications and forms (and verifications thereof) that the Company deems necessary:
(A)    to determine the residence, citizenship, country of domicile, incorporation or organization, and any tax status ascribed to the Subscriber and its beneficial owners pursuant to AEOI Regimes
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(including, the most current applicable version of IRS Form W-9 or W-8 and any “self-certification” documentation the Company deems necessary),
(B)    to determine whether withholding of tax is required with respect to amounts payable or attributable to the Subscriber pursuant to any AEOI Regime,
(C)    to satisfy reporting obligations imposed by any AEOI Regime, for the Company to enter into any agreement required pursuant to any AEOI Regime, or
(D)    to comply with the terms of such an agreement on an annual or more frequent basis.
All of the information, documentation, certifications and forms (and verifications thereof) described in this Section 12(z), collectively with the Tax Forms and any other tax-related information collected pursuant to this Subscription Agreement or the other Subscription Documents, is referred to herein as “Tax Information.”
(ii)    The Subscriber acknowledges and agrees that, for itself, and for and on behalf of its beneficial owners and controllers as applicable, it waives, and/or shall cooperate with the Company and the Adviser to obtain a waiver of, the provisions of any law that (A) prohibits the disclosure by the Adviser or the Company, or by any of their respective agents or Affiliates, of the information or documentation requested from the Subscriber, (B) prohibits the reporting of financial or account information by the Adviser or the Company, or by any of their respective agents or Affiliates, required pursuant to AEOI Regimes or (C) otherwise prevents compliance by the Adviser or the Company with their obligations under AEOI Regimes.
(iii)    The Subscriber acknowledges that if it fails to supply any Tax Information required pursuant hereto on a timely basis or provides any Tax Information that is in any way misleading or incorrect, the Subscriber and/or the Company may be subject to withholding taxes pursuant to AEOI Regimes. The Subscriber hereby agrees to indemnify and hold harmless the Company against any such withholding taxes or any other penalties that may arise as a result of the Subscriber’s action, inaction or status in connection with any AEOI Regime (including where the Subscriber’s failure to provide Tax Information is based on a statutory, regulatory or other prohibition). The Subscriber further acknowledges that its failure to comply with any requirement pursuant to this Section 12(z) (including a failure based on a statutory, regulatory or other prohibition) may result in the Company being unable to enter into or comply with an agreement required pursuant to an AEOI Regime, or may cause the termination of such an agreement.
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(iv)    The Subscriber shall promptly notify the Company in writing if any governmental body terminates any agreement entered into with the Subscriber pursuant to any AEOI Regime.
(v)    The Subscriber acknowledges that any Tax Information requested or compiled by the Company, the Adviser or their agents pursuant to this Subscription Agreement or any AEOI Regime, may be disclosed to (A) the IRS and U.S. Department of Treasury, (B) any other governmental body which collects information pursuant to an applicable AEOI Regime, and (C) any withholding agent where the provision of Tax Information is required by such withholding agent to avoid the application of any withholding tax on any payments to the Company.
(vi)    The Subscriber further consents to the disclosure of Tax Information concerning the Subscriber and its owners to, and the collection, access, processing and storage of Tax Information concerning the Subscriber and its owners by, affiliates and agents of the Company and the Adviser, and other service providers to any of them, in any jurisdiction, including in the U.S. and in countries outside the EEA, for the purposes of (A) providing services related to any AEOI Regime, and (B) assisting any of them with compliance with any AEOI Regime, including the disclosure by such parties of Tax Information to applicable governmental authorities or international organizations.
(vii)    The Subscriber acknowledges that Tax Information can become subject to the legal systems and laws in force in each state or country (A) where it is held, received or stored, (B) from where it is accessed in connection with providing services related to any AEOI Regime or other services, or (C) through which it passes, and such jurisdictions may not have the same data protection laws as the country in which the Subscriber is domiciled.
(aa)    Asset Coverage. The Subscriber (i) acknowledges that the Investment Company Act allows a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met; (ii) acknowledges that [], as the Company’s sole initial stockholder, has approved a proposal that allows the Company to reduce its asset coverage to 150%; and (iii) agrees that the minimum asset coverage ratio that the Company is required to maintain under the Investment Company Act is 150%.
13.    Miscellaneous Provisions.
(a)    Indemnification. To the maximum extent not prohibited by applicable law, the Subscriber covenants to the Company and Adviser, and agrees to indemnify and hold harmless (i) the Company, (ii) the Adviser and (iii) each officer, director, shareholder, partner, member, other beneficial owner, manager, employee, agent or affiliate of the Company or Adviser and each other Person that controls, is controlled by, or is under common control with, any of the foregoing within the meaning of Section 15 of the
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Subscription Agreement – Page 23

Securities Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of (x) any breach of any representation, warranty or certification, or any breach of or failure to comply with any covenant or undertaking, made by or on behalf of the Subscriber in any Subscription Document furnished by or on behalf of the Subscriber to any Indemnified Party in connection with acquiring the Shares or (y) any action instituted by or on behalf of the Subscriber against an Indemnified Party that is finally resolved by judgment against the Subscriber or in favor of an Indemnified Party. Each Indemnified Party is an intended third-party beneficiary hereof. The reimbursement and indemnity obligations of the Subscriber under this Section 13(a) shall survive the date of admission to the Company as a Stockholder applicable to the Subscriber. The remedies provided in this Section 13(a) shall be cumulative and shall not preclude the assertion by any Indemnified Party of any other rights or the seeking of any other remedies against the Subscriber.
(b)    Representations and Warranties; Additional Information. The Subscriber represents and warrants that all of the answers, statements and information set forth in any Subscription Document are true and correct on the date hereof, will be true and correct as of the date, if any, that the Company accepts this Subscription Agreement, in whole or in part, and will remain true and accurate for so long as the Subscriber holds Shares in the Company. The Subscriber covenants and agrees to notify the Company and Adviser promptly of any change that may cause any answer, statement or information set forth in any Subscription Document to become untrue or misleading in any material respect, and to promptly provide such additional information that the Company requests from time to time and deems necessary to determine (i) the eligibility of the Subscriber to hold Shares, (ii) the Company’s or the Adviser’s compliance with applicable regulatory (including tax and ERISA) requirements or (iii) the Company’s tax status. The Subscriber acknowledges and agrees that the Company intends to continue to rely upon the answers, statements and/or information set forth in the Subscription Documents, including Section 12(j), until notified by the Subscriber of any change thereto. The Subscriber also covenants and agrees to provide the Company with all information that otherwise may be reasonably requested by the Company in connection with compliance with applicable law by the Company, the Adviser, and their respective affiliates, including all applicable anti-money laundering, anti-terrorist financing, Sanctions, anti-bribery and anti-boycott laws and regulations. The Subscriber further represents and warrants that, except for any alterations to any Subscription Document that have been clearly marked on or prior to the date of acceptance of this Subscription Agreement or otherwise have been specifically identified in writing and accepted by the Company on or prior to the date of acceptance of this Subscription Agreement, the Subscriber has not altered or otherwise revised this Subscription Agreement or any other Subscription Document in any manner from the version initially received by the Subscriber. The Company may agree to waive, modify or limit the applicability and/or scope of any representation, agreement or covenant contained in any Subscription Document, and any obligation(s) related thereto, with respect to any Person and any such agreement shall not be a side letter or similar agreement for purposes of the Company Documents. The Subscriber acknowledges and agrees that the Company
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will rely on the Tax Forms (including any Tax Forms delivered by the Subscriber in the future) provided to the Company or the Adviser by or on behalf of the Subscriber.
(c)    Company Advisers. The attorneys, accountants and other experts and agents who perform services for the Adviser may also perform services for the Company and/or its respective affiliates. It is contemplated that any such dual representation, if commenced, will continue. The Adviser may, without the consent of any Stockholder, execute on behalf of the Company any consent to the representation of the Company that counsel may request pursuant to the rules of professional conduct in the applicable jurisdiction. The Company has retained Kirkland & Ellis LLP (together with its affiliate, Kirkland & Ellis International LLP, “Kirkland & Ellis”) in connection with the formation of the Company and may retain Kirkland & Ellis as legal counsel in connection with the management and operation of the Company, including making, holding and disposing of investments. Kirkland & Ellis will not represent the Subscriber or any other Stockholder or prospective Stockholder of the Company, unless the Company and such Stockholder or prospective Stockholder otherwise agree, in connection with the formation of the Company, the offering of the Shares, the management and operation of the Company or any dispute that may arise between any Stockholder, on one hand, and the Company, on the other hand (the “Company Legal Matters”). The Subscriber will, if it wishes to have counsel on any Company Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel. The Subscriber agrees that Kirkland & Ellis may represent the Company in connection with the formation of the Company and any and all other Company Legal Matters (including any dispute between the Company and the Subscriber or any Stockholder). The Subscriber acknowledges and agrees that (i) Kirkland & Ellis’ representation of the Company is limited to the specific matters with respect to which it has been retained and consulted by the Company, (ii) there may exist other matters that could have a bearing on the Company, the Company’s investments, and the Company’s respective affiliates as to which Kirkland & Ellis has been neither retained nor consulted, (iii) Kirkland & Ellis does not undertake to monitor the compliance of the Company and its affiliates with the investment program and other investment guidelines and procedures set forth in the Memorandum, the Company Documents, and any other presentation or materials presented or provided to the Subscriber by or on behalf of the Company or other compliance matters, nor does Kirkland & Ellis monitor compliance by the Company and/or its respective affiliates with applicable laws, unless in each case Kirkland & Ellis has been specifically retained to do so, (iv) Kirkland & Ellis does not investigate or verify the accuracy and completeness of information set forth in the Memorandum or other Offering Materials concerning the Company or any of its affiliates and personnel or investments, and (v) except for any opinions specifically set forth in a signed opinion letter issued by Kirkland & Ellis, Kirkland & Ellis is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter to any Stockholder.
(d)    Power of Attorney. The Subscriber hereby irrevocably constitutes and appoints the Company as its true and lawful representative, agent and attorney in fact, in its name, place and stead, with full power to make, execute, deliver, sign, swear to,
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Subscription Agreement – Page 25

acknowledge and file all certificates and other instruments (including the Company Documents and any other deeds) necessary to (i) amend and/or restate the Company Documents in accordance with its terms, (ii) admit and accede the Subscriber or any other Person, including any transferee of any Stockholder, as a Stockholder of the Company, and (iii) complete any relevant details and schedules of and to the Company Documents in respect of the Subscriber’s or any other Person’s subscription for, or other acquisition of, a Share and/or such Person’s capital commitment to, and/or capital contributions in respect of, the Company.
(e)    Placement Agent. The Subscriber hereby acknowledges and agrees that the Company may engage placement agents in connection with fund-raising for the Company and such placement agents, if retained, may be paid a fee, based, in whole or in part, on the aggregate amount of Capital Commitments to the Company.
(f)    Successors and Assigns. This Subscription Agreement, to the extent accepted by the Company, will be binding upon the Subscriber’s heirs, legal representatives, successors and permitted assigns.
(g)    Headings and Construction. Section headings and other headings contained in this Subscription Agreement (including the Investor Qualification Statements) are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Subscription Agreement (including the Investor Qualification Statement). The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions in any case where such phrase is not otherwise used.
(h)    Governing Law. This Subscription Agreement and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Subscription Agreement or the negotiation, execution or performance of this Subscription Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Subscription Agreement or as an inducement to enter into this Subscription Agreement) shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Maryland, including its statutes of limitations, without giving effect to any choice of law or conflict of law rules or provisions or any borrowing statute that would cause the application of the laws or any statute of limitations of any jurisdiction other than the State of Maryland.
(i)    Counterparts; Electronic Signatures. This Subscription Agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement. For the avoidance of doubt, the execution and delivery of this Subscription Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via Docusign, OneSpan or other similar method, shall constitute the execution and delivery of a counterpart of this Subscription Agreement by or on behalf of such person and shall bind such person to the terms of this Subscription Agreement. The parties hereto agree that this Subscription Agreement and any additional information incidental hereto may be
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Subscription Agreement – Page 26

maintained as electronic records. Any person executing and delivering this Subscription Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Subscription Agreement (including the power of attorney contained herein), as may be requested by the Company at any time.
(j)    Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified mail, return receipt requested, or by overnight courier or by facsimile transmission with transmission confirmed, addressed as follows: if intended for the Company, to the Company’s principal office, and if intended for any Subscriber to the address of such Subscriber set forth on the signature page hereto, or to such other address as the Company or such Subscriber may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered (ii), if mailed, on the date on which received, or (iii) if sent by overnight courier or facsimile transmission, on the date on which received; provided, that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section 13(j) shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.
(k)    Jurisdiction; Venue; Jury Trial. To the maximum extent not prohibited by applicable law, any action or proceeding brought by the Subscriber against the Company or the Adviser (or their respective direct or indirect owners, officers, directors, managers agents or employees in their capacity as such, or in any related capacity), or relating in any way to any Subscription Document or any other Offering Materials, shall be brought and enforced in the courts of the State of Maryland or (to the fullest extent subject matter jurisdiction exists therefore) of the U.S. District Court for the District of Maryland, and, to the extent not prohibited by applicable law, the Subscriber irrevocably submits to the non-exclusive jurisdiction of such courts in respect of any action or proceeding between it and the Company and/or the Adviser (or their respective direct or indirect owners, officers, directors, managers, agents or employees in their capacity as such, or in any related capacity), or relating in any way to any Subscription Documents or other Offering Materials. The Subscriber irrevocably waives, to the fullest extent not prohibited by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Maryland or the U.S. District Court for the District of Maryland and any claim that any such action or proceeding brought in either court has been brought in an inconvenient forum. THE SUBSCRIBER AND THE COMPANY, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BY OR AGAINST THE ADVISER OR THE COMPANY (OR THEIR RESPECTIVE DIRECT OR INDIRECT OWNERS, AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, AGENTS OR EMPLOYEES IN THEIR CAPACITY AS SUCH, OR IN ANY RELATED CAPACITY), OR IN ANY WAY RELATING TO ANY SUBSCRIPTION DOCUMENT OR ANY OTHER OFFERING MATERIALS.
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(l)    Severability. Each provision of this Subscription Agreement and each representation, warrant and covenant made in the Subscription Documents shall be considered severable. If it is determined by a court of competent jurisdiction that any provision of this Subscription Agreement or the other Subscription Documents is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the applicable Subscription Documents.
(m)    Survival. The representations and warranties of the Subscriber in, and the other provisions of, this Subscription Agreement and the other Subscription Documents shall survive the completion, execution and delivery, as applicable, of this Subscription Agreement and the other Subscription Documents and the admission of the Subscriber to the Company.
*  *  *  *  *
[THE SUBSCRIBER MUST COMPLETE THE
FOLLOWING SIGNATURE PAGE AND EXHIBITS]
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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Subscription Agreement – Page 28

Annex 1
TRANSFER RESTRICTIONS
This Annex 1 is attached to and made a part of the Subscription Agreement with the Subscriber, and by signing this Subscription Agreement the Subscriber expressly agrees to be bound by the transfer restrictions contained in this Annex 1. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.
The Subscriber may not Transfer its Capital Commitment without the express written consent of the Company, which may be granted or withheld in the sole discretion of the Company.
Prior to any listing of the Shares on a national securities exchange, if any, transfers of Shares may be made (i) only in transactions exempt from, or not subject to, the registration requirements of the Securities Act and (ii) upon receipt of approval of such Transfer by the Company, which may be granted or withheld in the sole discretion of the Company. Specifically, the Company may deny a Transfer (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be Company Counsel) satisfactory in form and substance to the Company:
    such Transfer has been registered under the Securities Act in a transaction exempt from or not subject to the registration requirements thereunder, an exemption from registration is available or such sale or disposition is made in accordance with the provisions of Regulation S under the Securities Act and such Transfer does not violate any state (or other jurisdiction) securities or "blue sky" laws applicable to the Company or the Shares to be Transferred;
    in the case of a Transfer to a “benefit plan investor” (as defined in Section 3(42) of ERISA), such Transfer would not be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code; and
    such transfer would not cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code.
Any person that acquires all or any portion of the Shares of the Subscriber in a Transfer permitted under this Annex 1 shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it shall remain liable for its Capital Commitment prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.
The Company shall not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to such transferor, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Agreement, the Charter, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.
Vista Credit Strategic Lending Corp.
Subscription Agreement – Annex 1-1

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of _______ __, ____.
FOR COMPLETION BY ALL SUBSCRIBERS TO VISTA CREDIT STRATEGIC LENDING CORP.:

Subscriber’s Commitment Amount: $

Subscriber’s Formal Notice Information: (to be used for formal notice) Address:	Subscriber’s Other Contact Information if different than Formal Notice Information: (e.g., home, business or main office) Address:

Attention:	Attention:
Phone No.:	Phone No.:
Fax No.:	Fax No.:
Email:	Email:
PLEASE PROVIDE ANY CONTACT INFORMATION FOR ADDITIONAL CONTACTS IN THE SUBSCRIBER CONTACT SHEET PROVIDED AT THE END OF THIS SUBSCRIPTION BOOKLET
FOR COMPLETION BY SUBSCRIBERS WHO ARE NATURAL PERSONS:
(i.e., individuals)

Subscriber’s Name:
(print or type)
Subscriber’s Signature:
(signature)
Spouse’s Signature:
(only required if subscription is being made by a married couple as joint tenants)	(signature)
Vista Credit Strategic Lending Corp.
Subscription Agreement Signature Page

FOR COMPLETION BY SUBSCRIBERS WHO ARE NOT NATURAL PERSONS:
(i.e., corporations, partnerships, limited liability companies, trusts or other entities)
Please list type of entity (e.g., corporation, general partnership, limited partnership, limited liability company, trust, estate, exempt organization): ____________________________________________
The Subscriber is a “FOIA Subscriber” as such term is defined in Section 12(p) of this Subscription Agreement: ☐
The Subscriber is a “BHC Subscriber” as such term is defined in Section 12(q) of this Subscription Agreement: ☐
The Subscriber is an “investment company” within the meaning of the Investment Company Act or an entity that would be an “investment company” but for the exception provided for in Section 3(c)(1) or 3(c)(7) thereof. ☐
The Subscriber “opts out” of the Company’s distribution reinvestment plan as described in Section 8 of this Subscription Agreement. ☐

Subscriber’s Name:
(print or type)
By:
(signature of authorized representative)
Name:
(print or type name of authorized representative)
Title:
(print or type title of authorized representative)
Vista Credit Strategic Lending Corp.
Subscription Agreement Signature Page

APPENDIX I
TO SUBSCRIPTION AGREEMENT
Additional Representations for Non-U.S. Persons
As used herein, the term “Shares” shall mean shares of the Company’s common stock, par value $0.01 per share, and the term “Subscriber” shall mean the person or entity executing the Subscription Agreement as the “Subscriber” to which this Appendix I is attached.
SUBSCRIBERS IN EUROPEAN ECONOMIC AREA JURISDICTIONS, THE UNITED KINGDOM AND SWITZERLAND
If (a) the Subscriber is domiciled in, or has a registered office in the EEA, the UK or Switzerland, or (b) the decision to invest in the Company was made for or on behalf of the Subscriber by a person that is domiciled in, or has its registered office in, the EEA, the UK or Switzerland (together with (a), each an “EEA Subscriber,” a “UK Subscriber” or a “Swiss Subscriber” respectively), the Subscriber represents, warrants and agrees that (i) the Subscriber has completed the EEA, UK and Swiss Supplemental IQS and (ii) all of the statements, answers and information in the EEA, UK and Swiss Supplemental IQS are true and correct as of the date hereof, will be true and correct as of the date and/or dates of the acceptance of this subscription and, as of each such date, do not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading.
SUBSCRIBERS IN BAHRAIN
The Subscriber represents, warrants and acknowledges that the offering and sale of the Shares has been made outside of Bahrain.
SUBSCRIBERS IN CANADA
The Subscriber represents and warrants that (a) the Subscriber is an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) and, for investors in Ontario, section 73.3 of the Securities Act (Ontario), (b) the Subscriber is a “permitted client”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and Multilateral Instrument 32-102 Registration Exemptions for Non-Resident Investment Fund Managers, (c) the Subscriber has fully and truthfully completed the Supplemental Investor Qualification Statement for Canadian Subscribers attached hereto and (d) the Subscriber has not received any general advertising materials relating to the Shares.
SUBSCRIBERS IN THE CAYMAN ISLANDS
The Subscriber represents, warrants and acknowledges that it is not a member of the public in the Cayman Islands, as such phrase is defined in the Exempted Limited Partnership Law (2018 Revision) of the Cayman Islands.
SUBSCRIBERS IN COLOMBIA
The Subscriber represents, warrants and acknowledges that it is being provided with this Subscription Agreement and any Offering Materials solely in response to the Subscriber’s request. The Subscriber
Vista Credit Strategic Lending Corp.
Subscription Agreement – Appendix I-1

confirms that the Subscriber’s interest in requesting such documents and information arose out of the Subscriber’s own private interest and was not the result of any direct or indirect solicitation, promotion or offering of services or products by the Company or by any of its representatives. Accordingly, the information contained in this document is not intended and should not be construed as constituting promotion, marketing or solicitation of financial or capital-market services or products.
The distribution of the information contained in this document, including all Offering Materials, is restricted by law, and persons who access it are required to comply with all such restrictions. The information is not intended to be published or made available to any person in any jurisdiction where doing so would contravene any applicable laws or regulations. By receiving this document and the Offering Materials, the Subscriber confirms that the Subscriber is aware of the laws in Colombia relating to the promotion and marketing of financial services products and the Subscriber warrants and represents that the Subscriber will not pass on or utilize the information contained in this document in a manner that could constitute a breach of such laws by the Company, its affiliates or any other person.
Any Shares mentioned in this document have not been and will not be registered with the National Register of Securities (“Registro Nacional de Valores y Emisores”) maintained by the Colombian Financial Superintendency (“Superintendencia Financiera de Colombia”) and may not be publicly offered or sold in Colombia. This information does not constitute and should not be construed as an offer to enter into any agreement, or to purchase or subscribe to securities for purposes of applicable Colombian laws and regulations relating to the promotion and marketing of financial services products in Colombia.
The information in this document, including the Offering Materials, is provided for information purposes only and does not constitute investment, legal, tax or other advice or any recommendation to buy, sell or otherwise transact in any of the funds or securities mentioned. Prospective investors should take appropriate professional advice before making any investment decision.
SUBSCRIBERS IN HONG KONG
The Subscriber represents and warrants that it is a professional investor within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong).
SUBSCRIBERS IN JAPAN
The Subscriber represents, warrants, acknowledges and agrees that (a) in addition to all other restrictions on transfer, the Subscriber shall not transfer its Shares to more than one investor in Japan and (b) the Subscriber is in compliance with any applicable filing requirements under the Foreign Exchange and Foreign Trade Law and other applicable laws of Japan.
SUBSCRIBERS IN KUWAIT
The Subscriber acknowledges that the Subscription Agreement and all other Subscription Documents will be executed and this Subscription Agreement will be accepted on behalf of the Company outside Kuwait, and that the sale of the Shares will take place outside of Kuwait.
Vista Credit Strategic Lending Corp.
Subscription Agreement – Appendix I-2

SUBSCRIBERS IN MEXICO
The Subscriber represents and acknowledges that (a) the Subscriber became aware of the offering of the Shares through personal communication with the Adviser and not through mass means of communication and (b) the Shares have neither been registered with the National Registry of Securities (Registro Nacional de Valores) maintained by the National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores) (the “CNBV”) nor approved by the CNBV.
SUBSCRIBERS IN SINGAPORE
The Subscriber represents and warrants that it is an institutional investor within the meaning of Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) or a person referred to in Section 275 of the SFA.
SUBSCRIBERS IN TAIWAN (REPUBLIC OF CHINA)
The Subscriber represents and warrants that it is a qualified investor under the ruling issued by the Republic of China Securities and Futures Bureau, Financial Supervisory Commission under the Securities Investment Trust and Consulting Act and the Rules Governing Offshore Funds.
SUBSCRIBERS IN THAILAND
The Subscriber represents that this Subscription Agreement and any Offering Materials or any other documents and materials provided to the Subscriber in connection with the offer, sale or invitation for subscription or purchase, of the Shares are provided to the Subscriber solely in response to the Subscriber’s request, and further acknowledges that such documents are not intended to be an offer, sale or invitation for subscription or purchase of securities in Thailand. No prospectus, disclosure or other documents and materials in connection with the offer, sale, or invitation for subscription or purchase of the Shares have been or will be registered with the Office of the Securities and Exchange Commission of Thailand. Accordingly, this Subscription Agreement, the Memorandum and any other documents and materials provided to the Subscriber in connection with the offer, sale or invitation for subscription or purchase, of the Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any members of the public in Thailand. None of the Adviser, the Company, any of their respective affiliates or any of their respective representatives maintain any license, authorization or registration in Thailand nor is the Company registered in Thailand. The offer and sale of securities within Thailand and the provision of securities services in Thailand or to Thai persons or entities may not be possible or may be subject to legal restriction or conditions.
SUBSCRIBERS IN THE UNITED ARAB EMIRATES
The Subscriber represents and warrants that it is an investor exempted under the Investment Fund Regulations of the Securities and Commodities Authority of the United Arab Emirates (the “SCA”) in accordance with SCA Board Resolution No. 13 of 2013.
Vista Credit Strategic Lending Corp.
Subscription Agreement – Appendix I-3

Name of Subscriber
(Please Print or Type)
VISTA CREDIT STRATEGIC LENDING CORP.
SUBSCRIPTION AGREEMENT
ACCEPTANCE PAGE
(TO BE COMPLETED BY THE COMPANY)
By its execution and delivery of this Acceptance Page, Vista Credit Strategic Lending Corp. hereby accepts the subscription submitted by the above named Subscriber (the “Subscription Agreement”) on the terms set forth in the Subscription Agreement on behalf of the Company, either for (a) the Commitment set forth below or (b) if the Commitment below is left blank, the Subscriber’s requested Commitment amount set forth above the Subscriber’s signature on its signature page to the Subscription Agreement, and by such acceptance admits the Subscriber as a Stockholder, and binds the Subscriber to the terms of the Subscription Agreement. This Acceptance Page will be governed by and construed in accordance with the laws of the State of Maryland (without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Maryland). Capitalized terms used and not defined herein shall have the meanings set forth in the Subscription Agreement.

Commitment: $

Date of Delivery:

VISTA CREDIT STRATEGIC LENDING CORP.

By:
	Name:	[ ]
	Title:	[ ]
Vista Credit Strategic Lending Corp.
Subscriber Contact Sheet